                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           SFBC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           SFBC INTERNATIONAL, INC.

                                PROXY STATEMENT
                                ---------------


     This Proxy Statement is sent to the holders of shares of common stock, par value $.0001 per share (the "Common Stock") of SFBC International, Inc. ("SFBC", or the "Company"), a Delaware corporation, in connection with the solicitation of proxies by our management for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:45 a.m., EST on June 29, 2001 at Sheraton Bal Harbour Beach Resort, 9701 Collins Ave., Bal Harbour, Florida 33154 for the following purposes:

1. To elect five members to our board of directors (the "Board") to serve a one-year term;

2. To approve the amendment to our 1999 Stock Option Plan increasing the number of option we may grant by 500,000; and

3. For the transaction of such other matters as may properly come before the Annual Meeting.

     We are sending this Proxy Statement to holders of Common Stock in connection with the solicitation of proxies for use at the Annual Meeting, and any adjournments thereof. With this Proxy Statement, we are also mailing or delivering to SFBC's stockholders a proxy card, the Notice of Annual Meeting, and a copy of our Annual Report which includes our Form 10-KSB for the year ended December 31, 2000.

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals. You should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of Common Stock represented by your signed proxy card will be voted "FOR" Proposal Nos. 1, 2, and 3 listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

     The presence, in person or by proxy, of a majority of the 3,589,643 outstanding shares of Common Stock, or 1,794,822 as of the record date of April 16, 2001 is necessary to constitute a quorum at the Annual Meeting. Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a plurality of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be required to elect five directors to our Board pursuant to Proposal No.
1. The vote of a majority of outstanding shares of Common Stock present in person or represented by proxy is necessary to approve the amendment of our 1999 Stock Option Plan (the "Plan") under Proposal No. 2, and to approve any other business. Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in street name is entitled to vote the shares on some matters but not others. If the beneficial owner does not give the broker voting instructions on those other matters, the missing votes are broker non-votes. In this year's vote, the brokers are entitled to vote for Item 1, but not for Item 2. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders and will have the same effect as a vote against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company. For these reasons, it is important that all shares are represented at the Annual Meeting, either by you personally attending the Annual Meeting in person or by giving a proxy to vote your shares. Your vote is very important.

     You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: SFBC International, Inc., 11190 Biscayne Boulevard, Miami, Florida 33181, Attention: Dr. Lisa Krinsky, Secretary.

     Proxies will initially be solicited by SFBC by mail, but our directors, officers and selected employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These directors, officers and employees will not receive any additional compensation for such solicitation. We are also requesting that brokerage houses, nominees, fiduciaries and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be paid by us.


THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS NO. 1, 2, AND 3.

     Our Common Stock and Warrants are listed on the American Stock Exchange ("AMEX") under the symbol "SFC" and "SFCW". On May 14, 2001, the last sale price for the Common Stock as reported by the AMEX was $13.98 per share. We have applied to list our Common Stock and Warrants on the Nasdaq National Market-under the symbols SFCX and SFCXW.

     This Proxy Statement and the accompanying proxy card are being mailed to our stockholders on or about May 25, 2001.

     The date of this Proxy Statement is  May 25, 2001.

                Voting Securities and Principal Holders Thereof
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The following table sets forth the number of shares of the Company's voting stock beneficially owned as of May 14, 2001 by (i) those persons known by the Company to be owners of more than 5% of the Company's Common Stock, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group:

--------------------------------------------------------------------------------
                                 Number of Shares of        Percentage of Common
Name and Address of                  Common Stock            Stock Outstanding
 Beneficial Owner                Benficially Owned(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Lisa Krinsky, M.D. (2)                1,089,489                    29.7%
11190 Biscayne Blvd
Miami, FL 33181
--------------------------------------------------------------------------------
Arnold Hantman (3)                      536,078                    14.8%
11190 Biscayne Blvd
Miami, FL 33181
--------------------------------------------------------------------------------
Dr. Gregory B. Holmes (4)               129,967                     3.5%
11190 Biscayne Blvd
Miami, FL 33181
--------------------------------------------------------------------------------
Dr. Leonard J. Weinstein(5)              21,100                       *
3423 N. 31st Terrace
Hollywood, FL 3302
--------------------------------------------------------------------------------
Jack Levine, C.P.A. (5)                  21,000                       *
16855 N.E. 2nd Ave
Miami Beach, FL 33162
--------------------------------------------------------------------------------
William C. Willis, Jr. (6)                5,000                       *
7108 Fairway Dr., Suite 200
Palm Beach Gardens, FL 33418
--------------------------------------------------------------------------------
All executive officers and            1,802,634                    46.6%
directors as a group
(eight persons) (2) (3) (4)
(5) (6)
--------------------------------------------------------------------------------

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our Common Stock. A person is deemed to be the beneficial owner of secu rities that can be acquired by such person within 60 days from the record date of April 16, 2001 whether upon the exercise of options or otherwise.

(2) Includes 75,002 shares of Common Stock issuable upon exercise of options, of which 50,001 are currently vested, 16,667 vest on June 30, 2001, and 8,334 vest June 30, 2001 upon stockholder approval of Item 2 of this Proxy Statement.

(3) Includes 38,334 shares of Common Stock issuable upon exercise of options, of which 25,001 are currently vested, 8,333 vest on June 30, 2001, and 5,000 vest June 30, 2001 upon stockholder approval of Item 2 of this Proxy Statement, and 1,000 shares of Common Stock held in the name of his wife.

(4) Includes 124,167 shares of Common Stock issuable upon exercise of vested options, of which 120,000 are currently vested and 4,167 which vest June 30, 2001 upon stockholder approval of Item 2 of this Proxy Statement.

(5) Includes 20,000 shares issuable upon exercise of vested options, of which 15,000 are currently vested and 5,000 vest June 30, 2001.

(6)  Represents 5,000 options which vest June 30, 2001.

 *   Less than 1%


     Board of Directors

     The business of the Company is managed under the direction of the Board. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in the operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written communications and discussions with management.

     Each non-employee director receives $1,000 per meeting for serving as a director and automatic grants of non-qualified stock options pursuant to the Plan as described herein. Directors who are employees receive no compensation for serving as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Board Meetings and Committees

     The Board of the Company held two meetings and executed 10 unanimous consents during the fiscal year ended December 31, 2000. All directors attended the meetings of the Board in person.

     The Company has a compensation committee and an audit committee. The Company concluded its initial public offering on October 16, 2000 and during fiscal 2000 neither the compensation committee or the audit committee held any meetings. However, the compensation and audit committees held meetings in 2001 prior to the filing of the Form 10-KSB.

     The compensation committee administers the Company's Plan and is authorized to determine officer compensation and grant stock options (or grants of restricted stock) to the Company's officers, employees and consultants.

     The audit committee reviews the engagement of the independent accountants and reviews the independence of its auditors. The audit committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal accounting controls. Its authority is governed by the audit committee charter which is provided as Exhibit A to this Proxy Statement.

                       DIRECTORS AND EXECUTIVE OFFICERS
                       --------------------------------

     Directors and Executive Officers

     The following is a list of our directors and executive officers. All directors serve one-year terms or until each of their successors are duly qualified and elected. The officers are elected by the board of directors.



Name                            Age           Position(s)

Lisa Krinsky, M.D.              38            President, Chief Operating
                                              Officer, Secretary, and Chair-
                                              man of the Board of Directors

Arnold Hantman                  65            Chief Executive Officer,
                                              Treasurer and Director

Dr. Gregory B. Holmes           46            Executive Vice President of
                                              Clinical Operations

Nick Tootle                     32            Vice President of Finance
                                              (Chief Financial Officer)

Ramiro Casanas                  46            Chief Accounting Officer

D. Scott Davis                  52            President of SFBC
                                              Charlotte, Inc.

Barrie Phillips, Ph.D.          67            President of SFBC
                                              Ft. Myers, Inc.

Jack Levine, C.P.A.*            50            Director

Dr. Leonard I. Weinstein*       56            Director

William C. Willis, Jr.*         49            Director

*Member of compensation and audit committees

Item 1.   Election of Directors
-------------------------------

     SFBC currently has five directors on its Board, all of whom have been nominated for election this year and have agreed to serve if elected. This is its first meeting of stockholders following its organization. Dr. Krinsky, Mr. Hantman and Dr. Weinstein became directors at the time of our organization in 1999. Mr. Levine was appointed a director in August 1999 and Mr. Willis was appointed a director in January 2001.

     The five persons who receive a plurality of the votes cast will be elected and will serve as directors until the 2002 Annual Meeting unless they die, resign or are removed before that meeting. If a nominee becomes unavailable for election before the 2001 Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.


--------------------------------------------------------------------------------

Information About Nominees

--------------------------------------------------------------------------------

     Information about the five persons nominated as directors is provided below. The shares represented by proxy cards returned to us will be voted FOR these persons unless you specify otherwise.

Background of Directors/Nominees

LISA KRINSKY, M.D., founded South Florida Kinetics, Inc. in 1995. Since that time, Dr. Krinsky has been its President and Chief Executive Officer, Secretary, Treasurer and Chairman of its Board. Since June 1999, Dr. Krinsky has been our Chairman of the Board, President, Chief Operating Officer and Secretary. Prior to 1995, she worked in various research positions with Baxter HealthCare Corporation and us. Dr. Krinsky has 15 years of experience in research and development of new pharmaceutical products. Dr. Krinsky's accomplishments include developing and implementing new services, strategic planning, increasing revenues, and establishing a solid relationship of confidence and respect with our growing client base. Dr. Krinsky has overseen approximately 300 clinical trials at South Florida Kinetics.

ARNOLD HANTMAN is one of our founders. Mr. Hantman has been Chief Executive Officer since 1993 and has been a Director since 1984 of our predecessor (and SFBC, since its June 1999 merger with our predecessor). He became our Chief Financial and Accounting Officer in June 1999. He resigned as Chief Accounting Officer in February 2001 when we hired a replacement. Mr. Hantman served as a member of the board of directors of Amerifirst Bank, Miami, Florida. Mr. Hantman received a Bachelor of Business Administration degree from City College of New York in accounting and a Juris Doctor degree from the University of Miami School of Law. Mr. Hantman is a licensed attorney in Florida and a life member of the American and Florida Institutes of Certified Public Accountants. His license as a certified public accountant in the State of Florida is inactive.

JACK LEVINE, C.P.A. joined our Board in August 1999. Mr. Levine is a certified public accountant in the State of Florida and president of Jack Levine, P.A., a certified public accounting firm located in North Miami Beach, Florida, where he has been employed since 1984. Mr. Levine's firm performs accounting services for us. We believe the fees we are paying it are competitive with what we would pay unaffiliated accountants. Most of his firm's accounting practice consists of representing health care corporations, managed care companies and large physician groups. From March 1996 through November 1998, Mr. Levine was a director of Bankers Savings Bank of Coral Gables, Florida when it was acquired by Republic Bank, Inc. Mr. Levine is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and New York Society of Certified Public Accountants.

DR. LEONARD I. WEINSTEIN has been a Director since June 1999 and of South Florida Kinetics, Inc. since May 1995. Dr. Weinstein specializes in providing consulting and mergers and acquisition services to the health care industry including physicians. Since June 1994, he has been president of Tropical Medical Services, Inc. Dr. Weinstein received a doctorate of public administration in health care administration from Nova Southeastern University.

WILLIAM C. WILLIS, JR. has been a Director since January 2001. Since May 1997 he has been President, Chief Executive Officer and a member of the board of directors of Global Technovations, Inc. ("Global"), a manufacturer of speakers, sold primarily to automotive original equipment manufacturers, and of oil analysis instruments. He became Chairman of the Board on July 1, 1998. Global's common stock is traded on the AMEX. Prior to joining Global, Mr. Willis was chairman of Willis & Associates, a management consulting firm assisting small and medium sized technology, health care and consumer products company.

From 1994 to 1995, Mr. Willis was President and Chief Operating Officer of MBF USA, Inc., whose common stock was traded on the Nasdaq Stock Market. Since December 2000, Mr. Willis has been a member of the board of directors of Insituform East, Inc., whose common stock is traded on the Nasdaq Stock Market.

     Non-Director Executive Officers

DR. GREGORY B. HOLMES became Executive Vice President of Clinical Operations of South Florida Kinetics, Inc. in February 1999 and SFBC in June 1999. Dr. Holmes is primarily responsible for our acquisition program, supervises operations of each of our subsidiaries and with Dr. Krinsky is primarily responsible for our recent growth. From January 1997 through February 1999, Dr. Holmes was President of Clinical Research for Phoenix International Life Sciences in Cincinnati, Ohio. From May 1988 to January 1997, Pharmaco International in Austin, Texas, employed Dr. Holmes. While employed by Pharmaco, he held various vice president offices listed below:

August - October 1994         Vice President of Strategic
                              Planning

October 1994 - May 1995       Vice President of Clinical
                              Research, Bioanalytic Laboratories
                              and Toxicology Services

June 1995 - January 1997      Vice President of International
                              Business

Phoenix International, the parent of Phoenix International Life Sciences, and Pharmaco, now known as PPD, Inc., are two of our leading competitors. Dr. Holmes received a Doctorate in Pharmacy from the University of Minnesota College of Pharmacy and is board certified in pharmacology. He is a member and fellow of the American College of Clinical Pharmacology.

NICK TOOTLE became our Vice President of Finance, (Chief Financial Officer) in May 2001. Previously, Mr. Tootle was employed by Kaufman, Rossin & Co., our independent auditors, from June 1991 to May 2001. His initial position until June 1993 was as a corporate accountant and from June 1993 until he joined us, he held a number of audit positions, each increasing in seniority. His last position was as Audit Manager from June 1998.

RAMIRO CASANAS became our Chief Accounting Officer in February 2001. From May 2000 to February 2001, Mr. Casanas worked on a part-time basis for an accounting firm while attending school in an M.B.A. program. Prior to joining us, Mr. Casanas was the Chief Financial Officer for Dental Services of America from July 1998 until May 2000. He was a controller of Bascom Palmer Eye Institute from July 1997 through June 1998 and Coral Gables Hospital from May 1994 through June 1997.

D. SCOTT DAVIS became President of SFBC Charlotte, Inc. in March 2000 when we acquired the assets of Pharmaceutical Development Associates, Inc. From April 1988 through March 2000, Mr. Davis served as President of Pharmaceutical Development Associates, Inc.

BARRIE PHILLIPS, PH.D. became President of SFBC Ft. Myers, Inc. upon our acquisition of the assets of LeeCoast Research, Inc. in February 2001. From November 1996 through the date of acquisition, Dr. Phillips served as President of LeeCoast Research, Inc.

     Key Employees

RAYMOND R. CARR, R.PH. has been the Chief Operating Officer of SFBC Charlotte since January 2001. From April 2000 to January 2001, Mr. Carr was a Vice President of SFBC. From April 1999 to April 2000, Mr. Carr was a founding partner of Sci-Com an educational facility for research scientists. From April 1995 to April 1999, Mr. Carr was Director of Business Development for Phoenix International.

ROBERT P. GANDY is Vice President of Clinical Research for South Florida Kinetics where he performs part-time consulting services. Mr. Gandy joined us in April 1998. Prior to that time from January 1976 through March 1998, Mr. Gandy was the Director of Clinical Research for Purdue Frederick Pharmaceutical Company, a pharmaceutical manufacturer located in Connecticut.

GEORGE GESSNER is the Vice President of Business Development for SFBC Charlotte. He assumed this position in November 2000. Prior to becoming an employee of SFBC Charlotte, he worked for us as a consultant from March 29, 2000 until November 2000. From January 1997 to March 29, 2000, he was employed as a sales and marketing executive for Clinical Development Associates, Inc.

KAREN LEWIS has been the Director of Clinical Operations of SFBC Charlotte since April 2, 2001. Prior to joining SFBC Charlotte, Ms. Lewis served as Senior Manager of Clinical Research for Otsuka Maryland Research Institute, LLC from August 1999 to April, 2001. From June 1997 to August 1999, Ms. Lewis served in various capacities - Clinical Research Manager, Clinical Trials Manager, Associate Clinical Scientist and finally as Assistant Manager at Otsuka America Pharmaceutical, Inc.

MARIA E. QUANT is Vice President of Regulatory Affairs of South Florida Kinetics. She has worked for us since 1989. She is a certified English-Spanish translator.

JUDITH WATSON has been the Vice President of Clinical Operations of SFBC Ft. Myers since January 2001. Prior to joining SFBC Ft. Myers, Ms. Watson served as Vice President of SFBC Charlotte from March 2000 to January 2001. From April 1999 to March 2000, Ms. Watson served as Vice President of administration/quality assurance for Clinsites/Pharmaceutical Development Associates, Inc. Prior to that, Ms. Watson held a similar position with Clinical Site Services Corp. from April 1997 through April 1999. From March 1996 to April 1997, Ms. Watson was the President of Clinsites/Sorra Research Center.

     Executive Compensation

     Set forth below is information with respect to compensation paid by us for 2000, 1999, and 1998 to our chief executive officer, chief operating officer and executive vice president of clinical operations, who are our only executive officers whose compensation exceeded $100,000 during 2000.


                                              SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                    Annual Compensation                      Long Term
                                                                                            Compensation
---------------------------------------------------------------------------------------------------------------------------
    (a)                     (b)          (c)               (d)                  (e)              (g)                (i)
---------------------------------------------------------------------------------------------------------------------------
                                                                                             Securities
 Name and                                                                  Other Annual      Underlying          All Other
 Principal                                                                 Compensation     Options/SARs       Compensation
 Position                  Year       Salary ($)       Bonus ($)                ($)             (#)                ($)
---------------------------------------------------------------------------------------------------------------------------
Arnold Hantman,            2000        $150,000         $109,428(1)             $0 (2)                 0            $0
 Chief Executive           1999        $120,000         $      0                $0 (2)            50,000            $0
 Officer                   1998        $120,000         $      0                $0                     0            $0
---------------------------------------------------------------------------------------------------------------------------
Lisa Krinsky, M.D.,        2000        $250,000         $182,379(1)             $0 (2)                 0            $0
 President                 1999        $250,000         $      0                $0 (2)           100,000            $0
                           1998        $250,000         $      0                $0                     0            $0
---------------------------------------------------------------------------------------------------------------------------
Dr. Gregory B. Holmes,     2000        $120,000         $ 60,000                $0 (2)                 0            $0
 Executive Vice            1999        $120,000         $      0                $0 (2)           160,000            $0
 President
---------------------------------------------------------------------------------------------------------------------------
(1)  Represents bonuses earned in 2000 and paid in March 2001.
(2)  Does not include car allowance, automobile insurance premiums and, for Dr. Krinsky, life and disability insurance premiums. For each of Mr. Hantman and Drs. Krinsky and Holmes, the aggregate amount of these personal benefits does not exceed the lesser of 10% of the total salary and bonus reported or $50,000.


     Executive Compensation Agreements

     In March 2001, based upon unanimous approval of the compensation committee, we entered into new three-year written employment agreements with Dr. Krinsky, Mr. Hantman and Dr. Holmes. Dr. Krinsky's annual base salary was increased from $250,000 to $300,000, Mr. Hantman's annual base salary was increased from $150,000 to $225,000 and Dr. Holmes' annual base salary was increased from $120,000 to $175,000. At the same time, the compensation committee awarded Dr. Holmes a bonus of $60,000 based upon the Company's achievements in 2000. Finally, the compensation committee granted Dr. Krinsky 50,000, Mr. Hantman 30,000 and Dr. Holmes 25,000 stock options. These options are subject to stockholder approval of the Plan amendment described under "Stock Options." The exercise price will be the fair market value on the date prior to stockholder approval even if it is more than $7.15, which was the price as of the date of compensation committee approval.

     In connection with their new employment agreements, the provisions of Dr. Krinsky's and Mr. Hantman's former employment agreements providing for bonuses based upon net pre-tax income were continued. These provisions provide Dr. Krinsky with an annual bonus of 5% of net pre-tax income and Mr. Hantman with an annual bonus of 3% of net pre-tax income if the net pre-tax incomes reaches specified levels as follows:

Year                     2000         2001         2002         2003
Net pre-tax income       $1,500,000   $2,000,000   $2,500,000   $3,000,000

     Thus, for 2000 Dr. Krinsky earned a bonus of $182,379 and Mr. Hantman a bonus of $109,428. Those bonuses were paid in March 2001. Additionally, the compensation committee recognized that in the future it might be appropriate to award discretionary bonuses to these three executive officers based upon other criteria relating to exceptional performance. Accordingly, the new employment agreements specifically contain a provision authorizing the compensation committee to award annual discretionary bonuses.

     Additionally, the provisions of the prior employment agreements with Dr. Krinsky and Mr. Hantman concerning automobile benefits, insurance and special termination were retained in their new agreements. Dr. Krinsky receives an automobile allowance of $1,334 per month, Mr. Hantman receives an automobile allowance of $700 per month and Dr. Holmes receives an automobile allowance of $650 per month. We pay the cost of automobile insurance for Dr. Krinsky and Mr. Hantman, which is $1,800 and $1,600 respectively on an annual basis. We also pay the premiums for a personal life and a disability policy for Dr. Krinsky. Our monthly cost for this insurance is $330. We also maintain $1,000,000 key-man life insurance policies on the lives of Dr. Krinsky and Mr. Hantman.

Dr. Krinsky, Mr. Hantman and Dr. Holmes may terminate their employment agreements if:

     *  their duties are substantially modified;
     *  we materially breach the terms of their employment agreements; or
     * if any entity or person who is not currently an executive officer or stockholder of ours becomes individually or as part of a group the owner of more than 30% of our Common Stock.

     If this occurs, each may chose to receive full compensation and benefits provided for in her or his employment agreement for the remainder of the term of the agreement or a release from the non-competition provisions of the employment agreement. These provisions may discourage a hostile takeover even if the takeover is in the best interest of all of our other stockholders.

     In April 2001, we agreed, with unanimous approval of the compensation committee; to hire Mr. Tootle as Vice President of Finance (Chief Financial Officer). In May 2001, we entered into a written agreement with Mr. Tootle employing him for a three year period at an initial base salary of $150,000 per year with increases of 10% per year. In order to obtain Mr. Tootle's services, we gave him a signing bonus consisting of (i) 5,556 shares of our common stock (valued at $9.00 per share, the fair market value as of the date of compensation committee approval) and (ii) $15,000 in cash. Mr. Tootle is eligible to receive an annual discretionary bonus. Additionally, the compensation committee granted Mr. Tootle 50,000 stock options. These options are subject to stockholder approval of the "Plan Amendment" described under "Stock Options." The exercise price will be fair market value on the date prior to stockholder approval even if it is more than $9.00, which was fair market value at the time of compensation committee approval.

     Effective March 29, 2000, SFBC Charlotte entered into a three-year employment agreement with Mr. D. Scott Davis. Mr. Davis receives a salary of $112,000 per year. He also is eligible to receive two annual bonuses. No bonus was earned in 2000. SFBC Charlotte also pays disability and life insurance payments for Mr. Davis and pays interest on a loan for him. Its annual cost of these benefits is approximately $4,000.

     On February 18, 2001, SFBC Ft. Myers entered into an employment agreement with Barrie Phillips, Ph.D. The agreement is for a one-year term, which is automatically renewable for additional one-year terms unless one party gives the other at least 30 days written notice. Dr. Phillips receives an annual salary of $109,500, in addition to a $500 per month car allowance.

     The Company does not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals specified above, other than the 1999 Stock Option Plan.

Report on Executive Compensation by the Compensation Committee


     The primary objective of the compensation policy of the Company is to align executive compensation in a way that will encourage enhanced stockholder value, while concurrently allowing us to attract, retain and satisfactorily reward all employees who contributed to the Company's long-term growth and economic success. The main principles of the compensation program are (1) the development of incentive plans, (2) the attainment of both the Company's short-term and long-term growth operational goals and strategic initiatives, (3) the development of competitive compensation packages that will enable us to attract, retain and motivate high caliber employees without depleting the Company's resources, and (4) to provide incentives to the Company's executives and other employees to share in appreciation of the price of the Company's Common Stock, thereby aligning their interests with those of the Company's stockholders. The compensation program for the Company's executives includes an annual base salary, appropriate fringe benefits, some of which are standard Company policy for all employees and some of which may be negotiated for management, the potential for an annual cash bonus and grants of long-term option incentives.

     In March 2001, the compensation committee met to discuss compensation of the key executives of the Company and to establish sufficient rewards for their extraordinary performance in 2000. As a first measure to secure the continued performance of the senior executives of the Company, the compensation committee granted new three year employment agreements retroactive to January 1, 2001 to Dr. Krinsky, Mr. Hantman, and Dr. Holmes. The compensation committee felt that it was fair and appropriate to increase the compensation levels of senior management to reward them for the exceptional achievements during 2000. Most other economic terms and benefits of the prior employment agreements are to be continued in the new agreements, with the exception of authorization for the compensation committee to award discretionary bonuses in the future to these individuals. The committee felt that having this discretion will permit them to examine other relevant factors besides net pre-tax income in the future. Dr. Holmes had been employed under an informal agreement with South Florida Kinetics. The compensation committee recognized Dr. Holmes importance to the Company's future growth and believed it was important to provide him with a long-term agreement.

     In addition, the compensation committee granted the three senior executives options under the Plan, subject to stockholder approval of the amendment to the Plan appearing in Item 2 of this Proxy Statement, at exercise prices equal to the closing price on the date prior to approval. The compensation committee felt that these officers were deserving of these benefits to encourage further achievement of corporate and business objectives of the Company. Further the compensation committee approved a $60,000 bonus to Dr. Holmes based upon exceptional performance in 2000.

The compensation committee is pleased to submit this report to the stockholders with regard to these matters.

     Compensation Committee:

     Dr. Leonard Weinstein

     Jack Levine, CPA

     William C. Willis, Jr.


     1999 Stock Option Plan

     In June 1999, we adopted the Plan. We may issue incentive stock options, as defined in the Internal Revenue Code of 1986 ("ISOs"), or non-qualified stock options to purchase up to 700,000 shares of Common Stock under the Plan. At April 16, 2001, we had issued stock options to purchase an aggregate of 692,166 shares of Common Stock under the Plan to 34 employees, three non-employee directors and three independent contractors. Under the Plan, our non-employee directors receive grants of 30,000 options upon election or appointment to the Board and again after all prior options have vested. Additionally, we granted 125,000 options outside of the Plan to two employees.

     In January 2001, in conjunction with increasing the automatic grants to each independent director to 30,000 options, the Board granted the two then existing independent directors (Mr. Jack Levine and Dr. Leonard I. Weinstein) an additional 15,000 options, of which 7,500 immediately vested.

     In March 2001, our Board increased the number of options available under the Plan by 500,000 options, subject to stockholder approval. The Board acted in order to provide options for existing and new employees including employees of any companies we acquire.

The table below shows information with respect to the exercise of options to purchase our Common Stock by our named executive officers holding options, as of December 31, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
--------------------------------------------------------------------------------


(a)                       (d)                                  (e)
                          Number of Securities Underlying      Value of Unexercised In-The-
                          Unexercised Options/SARs             Money Options/SARs At
                          At FY-End                            FY-End ($) (1)
Name                      Exercisable / Unexercisable          Exercisable / Unexercisable
---------------------     -------------------------------      ----------------------------
Lisa Krinsky, M.D.          50,001             49,999            (2)               (2)
Arnold Hantman              25,001             24,999            (2)               (2)
Dr. Gregory B. Holmes       80,000             80,000            $245,000          $245,000


(1) Based on the difference between the closing price per share of the Common Stock on December 29, 2000 and the option exercise price.
(2) The closing price per share of the Common Stock on December 29, 2000 was less than the option exercise price of $6.60.


All options generally vest in increments of one-sixth, on June 30 and December 31 each year, provided that the option holder is employed by us, providing services to us or acting as a director on such vesting date. The options expire 10 years from the day of grant, except that the options held by Dr. Krinsky and Mr. Hantman expire five years from the date of grant. However in the event of the death of the employee, the decedent's estate or beneficiary may exercise options for a period of one year following death. All options terminate one year from the date of termination of the person's relationship with us due to disability or death or three months after any other termination of the person's relationship with us. If the option holder's relationship with us is terminated for cause, the options expire immediately.


     In February 1999, Dr. Holmes received a grant of 160,000 options, 120,000 of which are currently vested, and the balance vests on March 15, 2002, subject to continued employment.

     As part of his employment agreement with SFBC Charlotte, we granted Mr. D. Scott Davis 100,000 stock options exercisable over a two-year period at $8.00 per share. Of these options, 66,667 are vested and the balance vests on March 29, 2002, subject to continued employment.

     We provide the use of four offices consisting of approximately 1,000 square feet to Lam Pharmaceuticals Corp. Lam, based in Toronto, Ontario, develops drug compounds. We currently do not charge Lam rent. Mr. Hantman and Dr. Krinsky together own approximately 11% of Lam's common stock.

     Dr. Lisa Krinsky, organized South Florida Kinetics and is considered to be our founder together with Mr. Hantman. As part of the 1999 acquisition of South Florida Kinetics, our Phase I and II subsidiary, Dr. Krinsky received 1,014,487 shares of our Common Stock in exchange for her shares of the common stock of South Florida Kinetics. In 1998, we paid $92,965 of personal expenses on behalf of Dr. Krinsky. In August 1999, Dr. Krinsky issued us a three-year 6% $92,965 note providing for annual payments of interest only. The note is due in August 2002.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). In October 2000, Arnold Hantman's wife acquired 1,000 shares of our Common Stock, in an open market transaction. The acquisition of these shares was reported late. This is the only untimely filing made by Mr. Hantman.

     In October 2000, Dr. Gregory B. Holmes acquired 4,800 shares of our Common Stock in five open market transactions. The acquisition of these shares was reported late. This is the only untimely filing made by Dr. Holmes.

Item 2.   Amendment to 1999 Stock Option Plan
---------------------------------------------

     In March 2001, the Company's Board approved, subject to stockholder approval, an amendment to the Plan increasing the number of options by 500,000 to a total of 1,200,000. As of the date of this Proxy Statement, there are 687,167 options outstanding under the Plan. Competition for management and employees with experience in the Company's industry is fierce. Stock options are an important component of compensation to many of these people. Additionally, the Company may acquire or merge with other companies and needs the availability of stock options as an incentive for the new management. As described earlier in this Proxy Statement, the compensation committee granted a total of 105,000 options to our senior management, subject to stockholder approval of this amendment to the Plan. Accordingly, the Board is recommending that the stockholders approve this amendment to the Plan increasing the number of options that may be granted by 500,000. A copy of the proposed amendment is attached to this Proxy Statement as Exhibit B. The SEC rules do not require stockholder approval; however the Internal Revenue Code requires stockholder approval if the options to be granted are treated as ISOs rather than non-qualified options. Management believes it is in the best interest of employees to grant them ISOs whenever possible because there are no taxes owed by an employee upon the exercise of ISOs; taxes are deferred until an employee's sale of the shares.

     An affirmative vote of the holders of at least a majority of the votes represented in person or by proxy at the annual meeting is required to approve the proposed amendment to the Plan. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

Item 3.   Other Matters
-----------------------

     The Company has no knowledge of any other matters that may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

     If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel the proxy.

     2000 Audit Committee Report

     The audit committee oversees the Company's financial reporting process on behalf of the Board. The audit committee consists of three independent directors of the Board. The audit committee has discussed with the Company's internal financial and accounting officers and independent auditors the overall scope and plans for the audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The audit committee has satisfied its responsibilities, which are outlined in a formal written charter which was adopted and approved by the Company's Board in July 2000, a copy of the charter is attached as Exhibit A to this Proxy Statement.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     The audit committee has:

     (1) fulfilled its oversight responsibilities by reviewing and discussing the audited financial statements in the annual report on Form 10-KSB with management;

     (2) discussed matters required to be discussed by SAS No. 61 with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

     (3) discussed with the auditors the auditors' independence from management and the Company. The audit committee has received the written disclosures and the letter from the independent auditors, which is required by the Independence Standards Board Standard No. 1; and

     (4) in reliance on the reviews and discussions with management and the auditors referred to above, the audit committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-KSB for the year ended December 31, 2000 for filing with the SEC.

This report is submitted on behalf of the audit committee.

     Jack Levine, CPA
     Dr. Leonard J. Weinstein
     William C. Willis, Jr.


     Fees paid to Kaufman, Rossin & Co.

     Our independent auditors for our most recent fiscal year were Kaufman, Rossin & Co. We do not expect a representative of our independent auditors to be present at the annual meeting. The following table shows the fees paid or accrued by us for the audit and other services provided by Kaufman, Rossin, & Co. for fiscal year 2000.

     Audit Fees(1)                           $160,661

     Financial Information Systems
       Design and Implementation Fees        $      0

     All Other Fees(2)                       $123,931

     Total                                   $284,592

(1) Audit services of Kaufman, Rossin & Co. for 2000 consisted of the examination of the Company's consolidated financial statements, quarterly review of the financial statements and audits for 1998 and 1999 of Pharmaceutical Development Associates, Inc., ("PDA") the assets of which the Company acquired in March 2000. These audited financial statements were required to be included in the Company's registration statement filed with the SEC.
(2) All other fees include $100,489 related to the registration statements the Company filed with the SEC; the balance related to due diligence in connection with the March 2000 acquisition of PDA and accounting services related to a second acquisition which the Company completed in February 2001.



     Stockholders' Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the 2002 annual meeting of the stockholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting, must deliver such proposal in writing to the Company no later than December 31, 2001.

     The Company will furnish without charge to any stockholder submitting a written request a copy of the Company's annual report on Form 10-KSB, including financial statements and schedules thereto, as filed with the SEC. Your written request should be directed to Mr. Arnold Hantman at the Company's offices located at 11190 Biscayne Blvd., Miami, FL 33181.

                                   By the Order of the Board of Directors

                                   /s/  Lisa Krinsky, M.D.

                                   Lisa Krinsky, M.D., Secretary

                                   EXHIBIT A
                                   ---------

             Audit Committee Charter of  SFBC International, Inc.

            _______________________________________________________

As approved by the Board of Directors of SFBC International, Inc. on July 7,
2000

1.   Organization

(a) There shall be a committee of the board of directors of SFBC International, Inc. (the "Company") to be known as the audit committee. The audit committee shall have at least three members, comprised solely of Independent Directors (as defined in Section 1 (b) below), each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member of the audit committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(b) Independent Directors shall not be officers or employees of the Company or its subsidiaries or any other individual having a relationship which in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (i) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (ii) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (iii) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (iv) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (v) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

(c) Notwithstanding Section 1(b) above, one director who is not independent, and is not a current employee or an immediate family member of the Company, may be appointed to the audit committee, if the board of directors, under exceptional and limited circumstances, determines that membership on the audit committee by the individual is required by the best interests of the Company and its shareholders, and the board of directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

2.   Statement of Policy

     The audit committee shall provide assistance to the Company's board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, and investment community relating to internal financial reporting practices of the Company, and the quality and integrity of the financial statements of the Company. In addition, the audit committee shall provide such assistance with regard to the systems of internal accounting and financial controls, the annual independent audit of the company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company. The board of directors and audit committee, as representatives of the stockholders, are charged with the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the Company's independent auditors (or nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

3.   Responsibilities

     In carrying out its responsibilities hereunder, the audit committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all current requirements and are of the highest quality. The audit committee shall review and reassess the adequacy of this charter in meeting these objectives on an annual basis.

In carrying out these responsibilities, the audit committee shall:

     * Review and recommend to the board of directors the independent auditors to be selected to audit the financial statements of the Company and any divisions and subsidiaries;

     * Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

     * Review with the independent auditors, and the Company's financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

     * Review the financial statements to be included in the Annual Report on Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting procedures should be explained in the Annual Report;

     * The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review;

     * Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit;

     * Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard 1, and actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and, take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditors;

     * Inquire about the independent auditors' past and continuing compliance with auditor independence rules and about their program for enhancing safeguards to ensure that conflicts to not arise in the future;

     * Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors; and

     * Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.



4.   Effective Date

     This Audit Committee Charter shall become effective immediately upon its approval and adoption by the board of directors of the Company, with the exception that Section 1(b) of this Audit Committee Charter defining an Independent Director shall not become effective until June 1, 2001. This Audit Committee Charter shall be reviewed on an annual basis to assess its adequacy.

                                   EXHIBIT B

                            FOURTH AMENDMENT TO THE
                            1999 STOCK OPTION PLAN
                                      OF
                            SFBC INTERNATIONAL, INC.


I.   Section 2 is hereby deleted and replaced with the following:

     2. Stock. The stock subject to Options shall be authorized but unissued shares of common stock (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,200,000, subject to adjustment as provided in Section 14. Any such shares may be issued as ISOs or Non-Qualified Options so long as the number of shares so issued does not exceed the limitations in this Section. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part the unexercised shares subject to such Options shall again be available for grants of Options under the Plan. The Common Stock shall be unregistered unless the Company voluntarily elects to file a registration statement.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                           SFBC INTERNATIONAL, INC.
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Dr. Lisa Krinsky and Dr. Gregory B. Holmes as may proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of SFBC International, Inc. ("the Company") which the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held Sheraton Bal Harbour Beach Resort at Bal Harbour, Florida 33154, on June 29, 2001 at 11:45 a.m., and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:

Each share of common stock outstanding on the record date is entitled to one vote on all proposals.

1. Election of directors to serve on the board of directors of the Company for a one-year term until the Company's 2002 annual meeting.

                        [_] FOR                [_] Withheld

Nominees: Dr. Lisa Krinsky, Arnold Huntman, Jack Levine, Dr. Leonard Weinstein, William C. Willis, Jr.

For except vote withhold from the following nominee:____________________________

2. I hereby ratify and approve an amendment to the Company's 1999 Stock Option Plan increasing the number of option by 500,000 to a total of 1,200,000 available for grant.

                 [_] FOR           [_] AGAINST           [_] ABSTAIN

3. I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of stockholders.

          [_]  FOR       [_]  AGAINST        [_]  ABSTAIN


(Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the meeting).

If no direction is indicated, this Proxy will be voted as recommended by the board of directors for all proposals.

                              Dated:____________________________________, 2001


                              ________________________________________________
                              Signature of Stockholder


                              ________________________________________________
                              Typed or Printed Name of Stockholder


                              ________________________________________________
                              Number of Shares Owned

                              NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.